Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF "NETWORTH TECHNOLOGIES, INC.", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF NOVEMBER, A.D. 2005, AT 2:35 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE SUSSEX COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

2521519 8100

050952448

AUTHENTICATION: 4318409

DATE: 11-23-05

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:32 PM 11/22/2005
FILED 02:35 PM 11/22/2005
SRV 050952448 - 2521519 FILE

CERTIFICATE OF CORRECTION
TO THE
RESTATED CERTIFICATE OF INCORPORATION OF
NETWORTH TECHNOLOGIES, INC.

Pursuant to Section 103(f) of the General Corporation Law of the State of Delaware (the "General Corporation Law"), NetWorth Technologies, Inc. (the "Corporation"), a Delaware Corporation, does hereby certify as follows:

1. The name of the Corporation is NetWorth Technologies, Inc. The Corporation was originally incorporated under the name Sports-Guard, Inc., on July 17, 1995. The Corporation changed its name to Colmena Corp. pursuant to a Certificate of Amendment of Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on November 10, 1997. Thereafter, the Corporation changed its name to NetWorth Technologies, Inc. pursuant to a Certificate of Amendment of Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on October 28, 2004.

2. A Certificate of Amendment to the Certificate of Incorporation of the Corporation (the "Certificate of Amendment") was filed with the Secretary of State of the State of Delaware on March 10, 2005 to effect a reverse stock split. A Certificate of Correction to the Certificate of Amendment to the Certificate of Incorporation of the Corporation (the "Certificate of Correction") was filed with the Secretary of State of the State of Delaware on March 29, 2005 in an attempt to clarify the foregoing Certificate of Amendment.

3. Thereafter, a Restated Certificate of Incorporation of NetWorth Technologies, Inc. (the "Restated Certificate of Incorporation") was filed with the Secretary of State of the State of Delaware on March 29, 2005 and said Restated Certificate of Incorporation requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law.

4. Article IV of the Restated Certificate of Incorporation provides that the number of authorized shares of common stock is 65,000,000. However, the number of authorized shares of common stock was reduced to 65,000,000 shares pursuant to the Certificate of Amendment, as corrected by the Certificate of Correction. The Certificate of Amendment was not properly authorized and is, therefore, null and void, and the Certificate of Correction was erroneously filed because it purported to correct the Certificate of Amendment, which was not properly authorized. Certificates of Correction are being filed contemporaneously herewith for the purpose of correcting the Certificate of Amendment and Certificate of Correction to make them null and void.

5. As a result of the above-referenced defects, the Restated Certificate of Incorporation contains the following inaccuracies or defects that require correction: The

first line and Subsection (A) of Article IV of the Restated Certificate of Incorporation inaccurately or defectively state as follows:

> "The capital stock of this corporation shall be divided into 75,000,000 shares allocated as follows:
>
> A. 65,000,000 shares, with a par value of $0.10 per share, shall be designated as common stock."

6. The first line and Subsection (A) of Article IV of the Restated Certificate of Incorporation are corrected to read as follows:

> "The capital stock of this corporation shall be divided into 660,000,000 shares allocated as follows:
>
> A. 650,000,000 shares, with a par value of $0.01 per share, shall be designated as common stock."

7. Subsection (B) of Article IV correctly reflects that Ten Million (10,000,000) shares of the Corporation's stock have been designated as preferred stock. The Corporation designated Two Million (2,000,000) shares of the Corporation's preferred stock as Class A Non-Voting, Convertible Preferred Stock by a Certificate of Designation filed with the Secretary of State of the State of Delaware on May 30, 2002. An Amended Certificate of Designation was filed with the Secretary of State of the State of Delaware on April 29, 2003. The Restated Certificate of Incorporation, however, contains an additional inaccuracy or defect that requires correction because the powers, designations, preferences and rights of the holders of Class A Non-Voting, Convertible Preferred Stock, and the qualifications, limitations and restrictions thereon were inadvertently omitted from the Restated Certificate of Incorporation.

8. Accordingly, subsection (B) of Article IV of the Restated Certificate of Incorporation is corrected to read as follows:

> "10,000,000 shares shall be designated as preferred stock, $0.01 par value, with all preferences and characteristics to be determined by this Board of Directors on a case by case basis, prior to issuance but subject to compliance with the requirements of Sections 103, 151 and 102(4) of the Delaware General Corporation Law. The powers, designations, preferences, and rights of the holders of Class A Non-Voting, Convertible Preferred Stock, and the qualifications, limitations and restrictions thereon are set forth on Exhibit A hereto in the form that was previously filed with the Secretary of State in the Amended Certificate of Designation on April 29, 2003."

9. The Restated Certificate of Incorporation is also corrected to add Exhibit A, in the form attached, as Exhibit A to the Restated Certificate of Incorporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to the Restated Certificate of Incorporation to be executed by Anthony Q. Joffe, its President this 3rd day of November, 2005, and pursuant to Section 103(f) of the General Corporation Law is effective as of the date the Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware.

NetWorth Technologies, Inc.

Name: Anthony Q. Joffe
Title: President